UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

Sunbelt Rentals Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43081	36-3657151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1799 Innovation Pt Fort Mill, SC	29715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 803-578-5800

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SUNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 6, 2026, Sunbelt Rentals Holdings, Inc., a Delaware corporation (the “Company”), issued a press release announcing that, subject to market and other conditions, it intends to offer two series of benchmark-sized, senior notes for sale to eligible purchasers in a private offering (the “Notes Offering”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On July 7, 2026, the Company also issued a press release announcing the pricing of $450,000,000 aggregate principal amount of the Company’s 4.950% Senior Notes due 2030 (the “2030 Notes”) and $750,000,000 aggregate principal amount of the Company’s 5.650% Senior Notes due 2036 (the “2036 Notes” and, together with the 2030 Notes, the “Notes”). A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The Company intends to use the net proceeds from the Notes Offering for general corporate purposes, which may include, among other things, the repayment, refinancing or redemption of the Company’s and its subsidiaries’ existing indebtedness (including amounts under the Company’s existing credit facility), funding capital expenditures, working capital and other business opportunities.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 6, 2026.

99.2	Press Release dated July 7, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2026

Sunbelt Rentals Holdings, Inc.

By:	/s/ Brendan C. Horgan
Name:	Brendan C. Horgan
Title:	Director; Chief Executive Officer